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                                                                  EXHIBIT 10.22


                                                       Restated to June 30, 2004

                              CONCORD CAMERA CORP.

                              AMENDED AND RESTATED
                       ANNUAL INCENTIVE COMPENSATION PLAN


                               ARTICLE I. PURPOSES

         The purposes of the Amended and Restated Annual Incentive Compensation Plan, as amended through June 30, 2004, effective as of June 29, 2003 (the "Plan"), are to: (i) foster increased efforts by officers who are designated as key executives of Concord Camera Corp. (the "Corporation"), by giving them a financial interest in the performance of the Corporation; (ii) provide supplementary compensation to these key members of management, determined on an individual basis, for significant contributions to the Corporation; and (iii) enable the Corporation to obtain and retain the services of talented and dedicated executive officers and consultants.

                             ARTICLE II. DEFINITIONS

         Whenever the following terms are used in this Plan, they shall have the meaning specified below:

"ANNUAL SALARY" means the monthly base salary or consulting fee earned by the person for the last month of the Relevant Fiscal Year, multiplied by twelve.

"COMMON STOCKHOLDERS' EQUITY" shall mean the total of capital stock, capital surplus and retained earnings as reflected in the Corporation's consolidated balance sheet.

"BOARD" shall mean the Board of Directors of the Corporation.

"CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

"COMMITTEE" shall mean the Compensation and Stock Option Committee of the Board.

"COMMON STOCK" shall mean the Corporation's common stock, no par value.

"CORPORATE OFFICER" shall mean an officer who has been designated by the Board as an "executive officer" of the Corporation and as an "officer" for purposes of
Section 16 of the Exchange Act.

"DEFERRED ACCOUNT" or "ACCOUNTS" shall mean the account established on the books of the Corporation for a Grantee, and which is composed of Elective Deferred Accounts (for Incentive Awards, or portions of such awards, that Corporate Officer Grantees have elected to defer pursuant to Section 7.1) and Non-Elective Deferred Accounts (for the Incentive Awards that have been deferred in whole or in part by the Committee pursuant to Section 6.3).


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"DISABILITY" shall mean permanent and total disability as defined by the
Corporation's employee welfare benefit plan offering a long term disability benefit, or, if no such benefit is offered, shall mean the absence of the individual from his duties with the Corporation on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and reasonably acceptable to the individual or the individual's legal guardian.

"EARNINGS AFTER INCOME TAXES" shall mean "Income (Loss) from Operations After Provision for Income Taxes" as shown in the Corporation's Consolidated Statements of Operations, as adjusted by the Committee pursuant to Section 5.6 of the Plan.

"ELECTIVE DEFERRED ACCOUNT" means the account that is credited with any Incentive Award, or a portion thereof, which is electively deferred by a Corporate Officer Grantee pursuant to Section 7.1 hereof.

"ELIGIBLE EXECUTIVE" shall mean those persons described in Article IV hereof.

"EMPLOYEE" shall mean a common law employee (as defined in accordance with the regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Corporation.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

"GRANTEE" shall mean a Participant to whom an Incentive Award has been awarded under the Plan.

"INCENTIVE AWARD" shall mean a right granted by the Board or the Committee to a Participant pursuant to the Plan to receive a specified payment amount in cash or Common Stock, or a combination thereof.

"INCENTIVE FUND" shall mean the amount made available for Incentive Awards with respect to the Relevant Fiscal Year.

"INDEPENDENT DIRECTOR" means a member of the Board who is an "independent director" as defined in the applicable Nasdaq stock market rules, as such rules may be amended from time to time.

"NON-ELECTIVE DEFERRED ACCOUNT" means the account that is credited with any Incentive Award or a portion thereof, to a Grantee which is deferred by the Committee pursuant to Section 6.3 hereof.

"PARTICIPANT" shall mean the Chief Executive Officer ("CEO") and each other Eligible Executive (collectively, the "Participants") determined to be key executives of the Corporation and thus selected, pursuant to Article IV, to participate in the Plan for the Relevant Fiscal Year.

"PLAN" shall mean this Plan, as amended from time to time.

"RELEVANT FISCAL YEAR" shall mean the particular fiscal year for which a given Incentive Award is being calculated or awarded, or for which some other determination is being made related to the calculation or award of an Incentive Award.

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"RETIREMENT" shall mean any normal or early retirement pursuant to the terms of any pension, profit sharing or 401(k) plan, or policy of the Corporation that is applicable to such person at the time of the termination of his service as an Employee of the Corporation.

"RETURN ON EQUITY" or "ROE" for a Relevant Fiscal Year shall mean the Earnings After Income Taxes of the Corporation divided by the average Common Stockholders' Equity (Common Stockholders' Equity at the beginning of such fiscal year plus Common Stockholders' Equity at the end of such fiscal year, divided by two), as reflected in the Corporation's financial statements.

"SALARY AGGREGATE" means the aggregate amount of the Annual Salaries of all Participants for the Relevant Fiscal Year.

"TERMINATE (TERMINATION OF) SERVICE (OR TERMINATION)" shall mean the time at which the person ceases to provide services to the Corporation as an Employee or consultant for any reason or for no reason and regardless of the circumstances surrounding the termination, but shall not include a lapse in providing services determined to be a temporary leave of absence.

"TENTATIVE FUND" means an amount determined in accordance with Section 5.3 hereof, and which is used to determine the amount of the Incentive Fund.

"THRESHOLD GOAL" shall have the meaning as set for in Section 5.1 hereof.


                           ARTICLE III. ADMINISTRATION

         The Plan shall be administered by the Committee, which shall be comprised solely of Independent Directors who also qualify as "outside directors" within the meaning of Section 162(m) of the Code. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of the quorum may authorize any action of the Committee. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan. All members of the Committee shall be indemnified by the Corporation with respect to any such action, determination or interpretation to the fullest extent permitted by law.

         Unless otherwise determined by the Board and subject to the provisions of the Plan, the Committee shall have the authority, in its absolute discretion, to: (i) determine the amount of the Incentive Fund for each fiscal year, (ii) determine the duration and purposes for leaves of absence which may be granted to a Participant or Grantee without constituting a Termination of Service for purposes of the Plan; (iii) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (iv) construe and interpret the Plan, the rules and regulations promulgated under the Plan, and make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that with respect to those Participants other than the CEO of the Corporation and any family members of the CEO, the Committee hereby delegates to the CEO all of its authority as set forth in (ii) through (iv) above, and such delegation of authority shall remain in effect unless and until determined otherwise by the Committee or the Board. All references in the Plan to the power of the CEO to act for the Committee shall be applicable only to the extent consistent with the forgoing provision. All decisions, determinations and interpretations of the Committee, or the CEO, shall be final and binding, subject only to approval by the Board.

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         The provisions of this Article III shall survive any termination of the
Plan.


                    ARTICLE IV. ELIGIBILITY AND PARTICIPATION

         "Eligible Executives" shall mean all Corporate Officers who are employed by the Corporation or consultants retained on a regular basis to perform consulting services to the Corporation; provided, however, that such persons must be employed by the Corporation or providing services to the
Corporation: (i) throughout the entire last quarter of the Relevant Fiscal Year, and (ii) on the date the Incentive Awards for the Relevant Fiscal Year are determined pursuant to Section 6.1 below. A person who is otherwise an Eligible Executive shall not be disqualified from participation in the Plan by virtue of being a director of the Corporation.

         Within 180 days after the commencement of the Relevant Fiscal Year, or before the end of the Relevant Fiscal Year for any Eligible Executive whose employment commenced after the first day of the Relevant Fiscal Year, after taking into consideration the CEO's recommendation regarding who should be entitled to participate in the Plan for the Relevant Fiscal Year, the Committee, in its sole discretion, will determine which Eligible Executives are key executives and thus will be Participants in the Plan for the Relevant Fiscal Year, provided each such individual remains an Eligible Executive.


                            ARTICLE V. INCENTIVE FUND

         5.1 Creation of Incentive Fund. As soon as practicable following the preparation by the Corporation of an unaudited balance sheet and unaudited income statement for a Relevant Fiscal Year, the Committee shall create an Incentive Fund with respect to the Relevant Fiscal Year if the Return on Equity for the Relevant Fiscal Year is equal to or exceeds the threshold goal for such fiscal year (the "Threshold Goal") as determined in accordance with Section 5.2, unless the Board, in its sole discretion, waives the Threshold Goal for that fiscal year.

         5.2 Threshold Goal. The Board has determined that the Threshold Goal for Fiscal 2004 is ROE of 4.7%. In each Relevant Fiscal Year thereafter, the Committee shall determine, subject to approval by the Board, the Threshold Goal with respect to each Relevant Fiscal Year. The Threshold Goal for each Relevant Fiscal Year after Fiscal Year 2004 shall be determined and reduced to writing by the Committee within the first 180 days of such Relevant Fiscal Year and shall be subject to approval by the Board at the first meeting of the Board to follow such determination. For each Relevant Fiscal Year, if the ROE for the Relevant Fiscal Year is less than the Threshold Goal for such fiscal year, then no Incentive Fund shall be created for the Relevant Fiscal Year, except as provided for in Section 5.4 hereof or unless the Board waives the Threshold Goal for that fiscal year pursuant to Section 5.1.

         5.3 Amount of Tentative Fund. If the ROE for a Relevant Fiscal Year (as per the unaudited financial statements) is equal to or exceeds the Threshold Goal for that fiscal year (or if it is waived by the Board pursuant to Section 5.1), except as provided below in Section 5.4, then the Committee will create a tentative incentive fund (the "Tentative Fund") in accordance with the ROE benchmarks established by the Board with respect to the Relevant Fiscal Year.

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For Fiscal 2004, the amount of the Tentative Fund shall be determined in accordance with the following ROE benchmarks:

      ------------------------------ --------------------------------- ----------------------------------
      PERFORMANCE LEVEL              IF THE FOLLOWING ROE BENCHMARK IS THEN THE TENTATIVE FUND SHALL
                                                 ACHIEVED:             EQUAL:
      ------------------------------ --------------------------------- ----------------------------------
      "Threshold" Goal                             4.7%                20% of the Salary Aggregate
      ------------------------------ --------------------------------- ----------------------------------
      "Good" Goal                                  8.2%                40% of the Salary Aggregate
      ------------------------------ --------------------------------- ----------------------------------
      "Excellent" Goal                        11.5% or more            60% of the Salary Aggregate
      ------------------------------ --------------------------------- ----------------------------------

         If ROE for the Relevant Fiscal Year falls between two of the ROE benchmark levels, the amount of the Tentative Fund shall be calculated using linear interpolation based on the proportion by which ROE exceeded the immediately lower benchmark level. Please refer to the Interpolation Example set forth in Appendix A hereto.

         If the Threshold Goal for the Relevant Fiscal Year is not achieved and is waived by the Board, the amount of the Tentative Fund will be determined by the Committee in its sole discretion but, in that event, shall not exceed 20% of the Salary Aggregate.

         5.4 Determination of the Incentive Fund; Adjustments to the Tentative Fund. If, in the preparation of the audited financial statements for the Relevant Fiscal Year, the amount of the Tentative Fund (as determined in accordance with Section 5.3) does not prevent the achievement of the Threshold Goal or if the Threshold Goal has been waived by the Board, then the amount of the Incentive Fund shall be equal to the Tentative Fund plus the carried forward or forfeited amount from previous fiscal years referred to, if any, in Section
5.5. If, however, the amount of the Tentative Fund prevents the achievement of the Threshold Goal and the Threshold Goal has not been waived by the Board, then the Tentative Fund shall be reduced by the lowest amount possible so that the Threshold Goal for the Relevant Fiscal Year can be met. Such reduced amount, when added to the carried forward or forfeited amount from previous fiscal years referred to in Section 5.5, if any, shall constitute the Incentive Fund for the Relevant Fiscal Year.

         5.5 Unawarded and Forfeited Portion of Incentive Fund. If all or any part of an Incentive Fund is not awarded to Participants, the unallocated portion shall be carried forward and made available to be included in Incentive Funds created in subsequent fiscal years. Further, any Incentive Awards which are forfeited pursuant to conditions established, pursuant to Section 7.3, by the Committee with respect to Non-Elective Deferred Accounts shall likewise be made available for inclusion in any Incentive Fund created subsequent to such forfeitures.

         5.6 Determination of Earnings After Income Taxes. In determining Earnings After Income Taxes, the Committee may make adjustments to Income (Loss) from Operations After Provision for Income Taxes to eliminate the effect of extraordinary or unusual items, special circumstances and/or significant changes related to income and expense, including but not limited to: (i) "extraordinary" (as such term is defined by the Financial Accounting Standards Board) or unusual items of income and expenses, (ii) any charges arising from the grant or modification of stock options, (iii) major acquisitions/divestitures, and (iv) any other circumstance(s) the Committee deems appropriate.

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            ARTICLE VI. DETERMINATION AND PAYMENT OF INCENTIVE AWARDS

             6.1 Determination of Individual Incentive Award. The Committee or a majority of the Independent Directors on the Board shall determine in its/their sole discretion the amount of the Incentive Award to be granted to the CEO out of the Incentive Fund. Subsequent to such determination, the Committee shall determine the amount of the Incentive Award to be granted out of the remainder of the Incentive Fund to each other Participant, based on the CEO's recommendation, the Committee's evaluation of such Participant's performance, contribution to the success of the Corporation, industry, service and compensation, and such other criteria as it shall determine to be relevant; provided, however, that the Committee or a majority of the Independent Directors on the Board shall determine the amount of any Incentive Award to be granted to a Participant who is a family member of the CEO. The CEO may not be present during voting on, or deliberations regarding, any Incentive Award to be granted to the CEO or any Participant who is a family member of the CEO. The Committee or a majority of the Independent Directors on the Board, in their sole discretion, may determine that certain Participants will not be granted an Incentive Award. Incentive Awards shall be payable by check. The aggregate amount of all Incentive Awards may not exceed 100% of the Incentive Fund.

         6.2 Payment of Incentive Awards. Subject to the provisions of this
Section 6.2, Incentive Awards shall be paid in cash or Common Stock of a combination thereof, as soon as practicable following the determination of the amount and the form of the Incentive Awards, but no later than 90 days following the end of the Relevant Fiscal Year unless otherwise deferred pursuant to
Section 6.3 or Section 7.1. Prior to such payment, the Committee shall certify in writing that the Threshold Goal and any other material terms of the Plan in effect for the Relevant Fiscal Year were in fact satisfied if not waived by the Board.

         6.3 Non-Elective Deferred Awards. The Committee may, in its sole discretion, choose to defer the payment of all or a portion of the Incentive Awards to one or more Grantees. The deferred amount (if any) shall be credited to a Deferred Account established for the Grantee pursuant to Section 7.2, to be designated as the Grantee's Non-Elective Deferred Account. Such Non-Elective Deferred Accounts shall be subject to the provisions of Sections 7.2 through 7.5.

         As a condition to the grant of a Non-Elective Deferred Award, the supplemental executive retirement plan and agreement ("SERP") of each such Grantee shall be amended, on such terms as are acceptable to the Corporation, to include appropriate terms to govern such award, or a new SERP governing the Non-Elective Deferred Award shall be entered into between the Corporation and the Grantee, on such terms as are acceptable to the Corporation. If the Grantee and the Corporation are unable to agree on such terms within the timeframe established by the Corporation, the Non-Elective Deferred Award will be forfeited.


                   ARTICLE VII. DEFERRAL OF INCENTIVE AWARDS.

         7.1. Election to Defer. Each Grantee who is a Corporate Officer has the right to elect to defer the receipt of all or a portion of his Incentive Award that is not otherwise deferred pursuant to Section 6.3. Any such election shall be made in writing by the Corporate Officer Grantee who must have entered into a SERP with the Corporation which permits elective deferrals on such terms as are acceptable to the Corporation, and who shall execute and deliver an election made pursuant to his SERP with respect to the Relevant Fiscal Year on or before the deadline provided for in his SERP.

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         The amount of compensation to be deferred by the Corporate Officer
Grantee may be stated either as a dollar amount or in the form of a percentage of the Incentive Award not otherwise deferred pursuant to Section 6.3. The Corporation will not, in any event, be required to defer an amount of less than $10,000 (excluding amounts deferred pursuant to Section 6.3) with respect to an Incentive Award for any one fiscal year.

         7.2 Deferred Accounts. The Corporation shall establish a bookkeeping reserve account, to be designated as the Grantee's Elective Deferred Account, for each Corporate Officer Grantee who elects to defer all or part of an Incentive Award pursuant to Section 7.1. The Corporation shall establish a bookkeeping reserve account, designated as the Grantee's Non-Elective Deferred Account, for amounts deferred pursuant to Section 6.3 above. The Grantee's Deferred Accounts shall be credited with the amount of the Incentive Award deferred with respect to the initial deferral and all subsequent deferrals. The Deferred Accounts shall also be reduced to the extent of each payment made to the Grantee.

          The Corporation may also enter into one or more trust agreements, pursuant to Section 8.6 below, in connection with one or more of the Deferred Accounts.

         The balance of a Deferred Account for a Grantee shall represent an obligation of the Corporation to pay that amount to the extent vested (i.e., not forfeitable) to that Grantee. Such payment shall be made from the general funds of the Corporation in the manner specified in the relevant SERP and the elections made by the Corporate Officer Grantee thereunder, in the case of elective deferrals, and in the manner determined by the Committee, in the case of non-elective deferrals. No obligations of the Corporation to any Grantee pursuant to the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. No Participant, Grantee or Beneficiary shall have under any circumstances any interest whatsoever, vested or contingent, in any particular property or asset of the Corporation. The provisions of this Article VII shall not be construed as giving the Grantee or his Beneficiary any greater rights than those of any other unsecured creditor of the Corporation.

         7.3 Rules Applicable to Non-Elective Deferred Accounts. The balance of a Grantee's Non-Elective Deferred Account shall be paid to the Grantee in cash or, if, pursuant to Section 8.6 hereof, the Corporation hedges its obligations with regard to the balance in the Non-Elective Deferred Account through a rabbi trust which invests in Common Stock, such balance may, at the option of the Committee, be paid by delivery of certificates representing such Common Stock (valued at its closing price on the trading day preceding the delivery date) in such installments as the Committee shall choose or permit. In its sole discretion, the Committee may require all or part of the unpaid portion of the Non-Elective Deferred Accounts to be deemed invested in Common Stock. The Committee shall also determine the conditions under which the Grantee shall forfeit his rights to the unpaid portion of the Non-Elective Deferred Account including, but not limited to, upon any Termination of Service other than by reason of the Grantee's death, Disability, or Retirement.

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         7.4 Designation of Beneficiary. Each Participant shall designate one or more persons as the beneficiaries who shall be entitled to receive the amount, if any, payable under the Plan upon his death (the "Beneficiary"). A Participant may, from time to time, revoke or change his Beneficiary designation without the consent or notification of any prior Beneficiary by filing a new designation with the Corporation. The last such designation received by the Corporation shall be controlling, provided that no designation, change or revocation thereof shall be effective unless received by the Corporation prior to the Participant's death, and in no event shall it be effective as of any date prior to such receipt.

         If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his Beneficiary and shall receive payment of the amount, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such amount, the Corporation may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Corporation may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Corporation therefore.

         7.5 Incapacity of Beneficiary, Etc. If the Committee shall find that any Beneficiary to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident, or has died, then the Committee, if it so elects, may direct that unless a prior claim therefore has been made by a duly appointed legal representative, any payment due him or his estate, or any part thereof, be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person or persons, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability therefor of the Corporation, the Plan and the Committee and any member, officer or employee thereof.

                ARTICLE VIII. GENERAL LIMITATIONS AND PROVISIONS

         8.1 Choice of Law. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Florida without regard to conflicts of law principles.

         8.2 No Transferability or Alienation. Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any amount payable under the Plan, or any part hereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

         8.3 Gender. As used herein, the masculine gender shall include the feminine gender.

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         8.4 Headings. The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

         8.5 Notices. All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Participant at the address contained in the records of the Corporation or to the Corporation at its principal office, marked for the attention of the General Counsel.

         8.6 Unfunded Plan; Trust Agreement. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amount payable to a Grantee under the Plan, nothing contained in the Plan (or in any other documents related hereto), nor the creation or adoption of the Plan, the grant of any award, or the taking of any other action pursuant to the provisions of the Plan shall give any such Grantee any rights that are greater than those of an unsecured general creditor of the Corporation.

         The Corporation may, but shall not be required to, adopt a trust agreement for the holding and administration of any assets, including Common Stock, to be used to meet the Corporation's obligations under the Plan. The assets of any such trust shall remain subject to the claims of the Corporation's general creditors, and the obligations of the Corporation under the Plan shall remain "unfunded" for purposes of the Internal Revenue Code and Title I of the Employee Retirement Income Security Act of 1974, as amended. It is expected that any trust created pursuant to this Section 8.6 will be treated as a "grantor" trust for federal and state income tax purposes and that, as a consequence, such trust will not be subject to income tax with respect to its income. However, if the trust should be taxable, the trustee shall pay all such taxes out of the trust. All expenses of administering any such trust shall be a charge against and shall be paid from the assets of the Corporation.

         No Participant, Grantee, Eligible Executive or any other person shall have any right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations hereunder. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Grantee, Eligible Executive or any other person.

         8.7 No Right to Employment. Nothing contained in the Plan or in any Incentive Award granted hereunder shall confer on any Participant, Grantee, Eligible Executive or any person claiming to be one of the foregoing any right to continue in the employ or service of the Corporation, or interfere in any way with the right of the Corporation, subject to the terms of any separate employment or consulting agreement to the contrary, to terminate their employment or service at any time.

         8.8 Expenses. All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation.

         8.9 Other Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Corporation. Nothing in this Plan shall be construed to limit the right of the Corporation to establish, alter or terminate any other forms of incentives, benefits or compensation for Employees including, without limitation, conditioning the right to receive other incentives, benefits or compensation on an Employee not participating in this Plan.

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         8.10 Withholding. The Corporation shall withhold from any Incentive
Award or other payments made or to be made under this Plan any amount of withholding taxes due in respect of an Incentive Award, its deferral or payment.

         8.11 Incapacity of Grantee. If the Committee shall find that any Grantee to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, then any payment due to such person (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to his Beneficiary, or if no Beneficiary has been designated, to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such Grantee otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefore.

      8.12 Forfeiture of Incentive Award. Upon a violation by a Grantee of any of the restrictive covenants contained in any agreement between the Grantee and the Corporation (a "Forfeiture Event"), except as otherwise provided in any applicable written agreement between the Grantee and the Corporation, the Grantee shall forfeit his or her entitlement to any Incentive Award granted pursuant to this Plan and shall be obligated to repay to the Corporation, in cash, within five (5) business days after demand is made therefore by the Corporation, all amounts paid to the Grantee by the Corporation pursuant to this Plan within 12 months of the date of such Forfeiture Event and/or the date that the Corporation became aware of the Forfeiture Event. The Committee may, in its discretion, waive in whole or in part the Corporation's right to forfeiture under this Section 8.12, but no such waiver shall be effective unless expressly made in a writing that references this Section 8.12.

         8.13 Setoff. Except as otherwise provided in any applicable written agreement between the Grantee and the Corporation, the Corporation may, to the extent permitted by law, deduct from and set off against its obligations hereunder to a Grantee from time to time (including, without limitation, amounts payable in connection with an Incentive Award, as wages or benefits or other form of compensation), any amounts that Grantee owes to the Corporation for any reason whatsoever, whether or not due, and such Grantee shall remain liable for any portion of Grantee's obligation not satisfied by such setoff. By accepting an Incentive Award under this Plan, each Grantee agrees to the deduction or setoff provided for in this Section 8.13.

         8.14 Severability. In case any provision of this Plan shall be held illegal or invalid, such illegality or invalidity shall be construed and enforced as if said illegal or invalid provision had never been inserted herein and shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if any such illegal or invalid provision were not a part hereof.

                 ARTICLE IX. AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board may, without the consent of the Corporation's stockholders, Grantees or Participants under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Incentive Awards theretofore granted hereunder without the Grantee's consent.

AICP 06/30/04 approved.doc

                                       10
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                                   APPENDIX A

                              INTERPOLATION EXAMPLE


ASSUMPTION:

For Fiscal 2004, ROE = 6.0%

RETURN ON EQUITY (ROE) INTERPOLATION:

         (1) If ROE falls between two benchmark levels, determine the incremental percentage achieved between the lower benchmark and the higher benchmark (the "Incremental Percentage"):

                      GOOD (8.2%) - THRESHOLD (4.7%) = 3.5%

                      ROE IN EXCESS OF LOWER BENCHMARK (6.0% - 4.7% = 1.3%)/ DIFFERENCE BETWEEN HIGH AND LOW BENCHMARKS (3.5%) = 37.14%

         (2) Determine the difference between the percentage of the Salary Aggregate paid for the lower and higher benchmark levels (the "Payout Differential"):

                      GOOD PAYOUT PERCENTAGE (40%)
                      - THRESHOLD PAYOUT PERCENTAGE (20%)
                      = 20.0 PERCENTAGE POINTS

         (3) Multiply the Incremental Percentage by the Payout Differential:

                      37.14% X 20.0 PCT. PTS. = 7.428 PERCENTAGE POINTS

         (4) Add the result in (3) above to the lower benchmark Payout Percentage benchmark:

                      20.0% + 7.428% = 27.428%

         (5) The amount of the Tentative Fund for Fiscal 2004 would be equal to 27.428% of the Salary Aggregate.


ALTERNATIVE ASSUMPTION:

If on the other hand, ROE for Fiscal 2004 was 13.0%, the Tentative Fund would be equal to 60% of the Salary Aggregate.

AICP 06/30/04 approved.doc